CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 National Intelligence Association, Inc.

 We hereby consent to this inclusion in this Registration Statement on Form S-1, Amendment No. 4, of our report dated November 24, 2009, of National Intelligence Association, Inc. relating to the financial statements as of August 31, 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

April 8, 2010